Exhibit 99.1

DATED 15 APRIL 2005

(1) COMMERCIAL UNION LIFE ASSURANCE COMPANY LIMITED

(2) ESPOTTING MEDIA (UK) LIMITED

_________________________________________

L E A S E
1st Floor 194 Euston Road
London NW1
_________________________________________

PENNINGTONS
BUCKLERSBURY HOUSE
83 CANNON STREET
LONDON
EC4N 8PE

REF: CHS/2403777/878254v8
TEL: 0207 457 3000
FAX: 0207 457 3240
DX: 98946 CHEAPSIDE 2

Contents

Clause	Heading	Page

1.	Definitions

2.	Grant

2.1	Demise
2.2	Term
2.3	Rent
2.4	Interest

3.	Tenant's Covenants

3.1	To pay rent
3.2	To pay outgoings
3.3	VAT
3.4	To repair
3.5	To redecorate
3.6	Fixtures, fittings & maintenance
3.7	To yield up
3.8	Tenant's possessions
3.9	To contribute to common expenses
3.10	To repair on notice
3.11	To permit entry for repair
3.12	To pay costs
3.13	User
3.14	Alterations
3.15	CDM Regulations
3.16	Aerials and Signs
3.17	To comply with Planning Acts
3.18	To comply with statutes
3.19	Encroachments
3.20	Occupation and possession
3.21	Assignment
3.22	Underletting
3.23	Charging
3.24	Registration and notification of dealings
3.25	Notice of re-letting and sale
3.26	Insurance
3.27	Fire Precautions
3.28	Not to cause nuisance
3.29	Not to overload
3.30	Not to obstruct
3.31	Refuse
3.32	Pollution
3.33	Not to overload services
3.34	Cleaning
3.35	Common parts
3.36	Defective premises
3.37	Regulations
3.38	Rateable occupation
3.39	Indemnity
3.40	Covenants
3.41	Release of Landlord's Covenants

i

4.	Landlord's Covenants

4.1	Quiet enjoyment
4.2	Insurance
4.3	Reinstatement
4.4	Repair

5.	Provisos and Agreements

5.1	Re-entry
5.2	Suspension of rent
5.3	Termination where Reinstatement is prevented
5.4	Occupiers Liability
5.5	Adjoining Premises
5.6	Disputes
5.7	Notices
5.8	Representations
5.9	Jurisdiction and proceedings
5.10	Interpretation
5.11	Non-severance
5.12	Supplemental Agreements
5.13	Contracts (Rights of Third Parties) Act 1999
5.14	Determination
5.15	Exclusion of 1954 Act
5.16	Exclusion of Rights to Compensation

6.	Guarantor's Covenant

Schedule 1

Part 1	The Premises
Part 2	Rights granted to the Tenant
Part 3	Rights reserved to the Landlord
Part 3	Matters subject to which the Lease is granted

Schedule 2

Part 1	Service Charge
Part 2	Expenses
Part 3	Reserve Fund

ii

THIS LEASE dated 15 APRIL 2005 is made between the following parties:

(1)	COMMERCIAL UNION LIFE ASSURANCE COMPANY LIMITED whose registered office is at St Helen's 1 Undershaft London EC3P 3DQ registered in England under company number 79678 (the Landlord)

(2)	ESPOTTING MEDIA (UK) LIMITED whose registered office is c/o Goldberg Linde 235 St John Street London EC1V 4NG registered in England under company number 3971244 (the Tenant)

1.	Definitions

In this Lease where the context allows the following expressions have the meanings given:

1954 Act	the Landlord and Tenant Act 1954

1995 Act	the Landlord and Tenant (Covenants) Act 1995

Annual Rent	the yearly rent payable from time to time by virtue of Clause 2.3.1

Building	the land and buildings known as 194 Euston Road and 30 Euston Square registered at the Land Registry under title number 274623 for the purpose of identification only edged red on plan 1

CDM Regulations	the Construction (Design & Management) Regulations 1994

Common Parts	all roads footpaths forecourts yards halls passageways fire escapes staircases lifts landings lavatories landscaped areas not comprised in any Letting Unit and any other areas in the Building which are from time to time during the Term provided by the Landlord for use in common by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them

Connected Party	the meaning given by Clause 5.12.2

Conduits	all cisterns tanks water and supply pipes (including gas and oil pipes) gutters sewers drains soil pipes waste pipes watercourses culverts soakaways ducts conduits flues tubes and other conducting media and also wires cables and optic fibres used for the transmission of electric current television radio telephonic telegraphic and other telecommunications and electronic signals and all fixings louvres cowls covers meters and other ancillary equipment or structures

Group Company	any company which is a subsidiary of the other or both are subsidiaries of a third company within the meaning of Section 736 of the Companies Act 1985

Insured Risks	fire storm flood earthquake lightning explosion impact aircraft (or other aerial device) articles dropped from them riot civil commotion malicious damage bursting and and overflowing of water tanks and apparatus and pipes landslip subsidence and heave terrorism and any additional risks which the Landlord reasonably decides subject in relation to any particular risk to insurance for that risk being ordinarily available with a reputable insurer for property such as the Building and to such excesses exclusions or limitation as the Landlord's insurers may require or the Landlord agrees

Interest	interest at the rate of 3% per annum above the base rate for the time being of National Westminster Bank Plc (or another London Clearing Bank designated by the Landlord) or if there is no such base rate then such other comparable rate of interest as the Landlord from time to time in writing specifies

Letting Unit	an individual office suite or other unit of accommodation in the Building (other than any accommodation provided for a porter or caretaker) that is let or otherwise exclusively occupied (or intended for letting or exclusive occupation) otherwise than solely in connection with the management of the Building or the provision of services to the Building

Loss of Rent Period	three years (or such longer period as the Landlord deems appropriate)

Service Hours	the hours beginning at 0700 and ending at 2100 on each day from Monday to Friday but excluding bank public or other national holidays or such other hours which the Landlord shall from time to time notify to the Tenant as being the period during which the Landlord normally provides services to the Building

Permitted Part	any one or more of the three separate parts of the Premises shown for identification on Plan 3 identified respectively on that plan by green pink and blue edging being the areas which can be underlet in accordance with Clause 3.22.2

Planning Acts	the planning Acts as defined in Section 336 of the Town and Country Planning Act 1990 all statutes containing provisions relating to town and country planning from time to time in force and all other statutes statutory instruments regulations rules and orders and directions included by virtue of Clause 5.10.11

Premises	the premises on the 1st floor of the Building for the purpose of identification only shown edged red on Plan 2 described (for the purpose of obligation as well as grant) in Part 1 of Schedule 1

Retained Property		all parts of the Building which are not from time to time Letting Units including (without prejudice to the generality of the foregoing)

	(a)	the Common Parts

	(b)	all Conduits plant and equipment in or serving the Building except any that exclusively serve any individual Letting Unit or Letting Units

	(c)	those parts of the structure walls foundations and roofs which are not within the Premises nor would be included in the other Letting Units in the Building if they were let on the same basis as the Premises

Rent		any of the rents reserved by Clause 2.3

Rent Payment Day		respectively 25 March 24 June 29 September and 25 December in each year

Service Charge		the service charge calculated and payable in accordance with Schedule 2

Supplemental Agreement		the meaning given by Clause 5.12

VAT		value added tax being the tax as constituted by the Value Added Tax Act 1994 as amended or any other similar tax imposed in addition to or in substitution (and unless otherwise expressly stated all references to Rent or other monies payable by the Tenant are exclusive of any VAT charged or chargeable thereon)

2.	Grant

2.1	Demise

The Landlord with full title guarantee lets the Premises to the Tenant

2.1.1	together with (and in common with the Landlord and all others with like rights) the rights set out in Part 2 of Schedule 1

2.1.2	excepting and reserving as set out in Part 3 of Schedule 1

2.1.3	subject to the matters referred to in Part 4 of Schedule 1

2.2	Term

From and including 18 April 2005 (the Term Commencement Date) for a term of ten years expiring on 17 April 2015 (determinable as provided in Clause 5.14)

2.3	Rent

At the following rents which are payable to the Landlord during the Term without any deductions or set off of any kind

2.3.1	by equal quarterly payments in advance on the Rent Payment Days

(a)	from the Term Commencement Date to 2 April 2006 (both days inclusive) the rent of a peppercorn (if demanded)

(b)	from 3 April 2006 (the Rent Commencement Date) to 2 October 2006 (both days inclusive) the yearly rent of Three Hundred and Five Thousand Six Hundred and Twenty Five Pounds (£305,625)

(c)	from 3 October 2006 to 17 April 2010 (both days inclusive) the yearly rent of Four Hundred and Thirty Eight Thousand Four Hundred and Ninety Five Pounds (£438,495)

(d)	from and including 18 April 2010 the yearly rent of Five Hundred and Twenty Six Thousand One Hundred and Ninety Four Pounds (£526,194)

the first payment for the period beginning on the Rent Commencement Date and ending on the day before the Rent Payment Day following the Rent Commencement Date to be made on the Rent Payment Date preceding the Rent Commencement Date

2.3.2	a sum equivalent to a fair and reasonable proportion of the gross premium payable for the insurance effected on the Building in accordance with Clause 4.2 (if and to the extent that this is not included in the Service Charge) such sum to be payable to the Landlord on demand

2.3.3	the Service Charge

2.3.4	any sums payable to the Landlord under Clause 3.12 and any other sums which are expressed in this Lease to be recoverable as rent

2.3.5	VAT which is payable on any supply made by the Landlord in accordance with Clause 3.3

2.4	Interest

2.4.1	If any Rent or any other sum due under this Lease is unpaid for more than fourteen days (whether formally demanded or not) the Tenant must pay Interest calculated on a daily basis on the amount unpaid from the date on which it was due until the date on which payment is made and to be payable to the Landlord on demand and recoverable as rent in arrear

2.4.2	If the Landlord declines to accept any Rent or any other sum so as not to waive any existing breach or alleged breach of covenant the Tenant must (unless (in the case of an alleged breach) such alleged breach is shown not in fact to have existed) pay Interest calculated on a daily basis on the amount refused or unpaid from and including the date on which it was due to the date when payment is accepted by the Landlord and to be payable on demand and recoverable as rent in arrear

3.	Tenant's Covenants

The Tenant covenants with the Landlord:

3.1	To Pay Rent

To pay the Rent and Interest at the times and in the manner stated without any deduction or set off legal or equitable

3.2	To Pay Outgoings

3.2.1	To pay and discharge or indemnify the Landlord against all rates (including water rates) taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description) which are now or at any time during the Term assessed charged or imposed upon the Premises or the owner or occupier and whether of an existing or novel nature except tax (other than VAT) payable by the Landlord on the Rent or occasioned by any disposition or dealing with the ownership of the reversion to this Lease

3.2.2	To pay all charges incurred relating to water gas electric current power and telecommunications and other services supplied to the Premises (including all standing charges and meter rents)

3.2.3	If the Landlord agrees to supply any services outside the Service Hours following request from the Tenant to that effect the Tenant shall pay to the Landlord all Expenses of the type referred to in Schedule 2 properly incurred in relation to the provision of those Services or a fair proportion of such Expenses having regard to the number of other tenants of Letting Units who have requested the provision of those services such Expenses to be payable in addition to the Service Charge within 14 days of demand and recoverable as rent in arrear

3.3	VAT

3.3.1	Where VAT is chargeable on Rent or any other supply (as defined in the VAT legislation) made by the Landlord to the Tenant that supply is exclusive of VAT and the Tenant is to pay VAT in addition to the amount of the supply

3.3.2	Where the Tenant is to reimburse the Landlord (or any other party) any expenses incurred and the reimbursement is not a supply to the Tenant for the purposes of VAT to pay an amount equal to any VAT charged except where the Landlord is able to recover that VAT in full as an input

3.3.3	For the avoidance of doubt the Landlord is under no duty to make or not to make any election or exercise or not exercise any right conferred on it by the statutes relating to VAT so as to reduce or avoid any liability to VAT referred to above

3.4	To Repair

At all times during the Term (whether or not the Landlord has served notice requiring the Tenant so to do) to keep the Premises in good and substantial repair and condition (except where damage results from any of the risks against which the Landlord is required to insure under Clause 4.2 unless payment of any of the insurance moneys is refused by reason of any act neglect or default of the Tenant)

3.5	To Redecorate

Without prejudice to Clause 3.4 at all times during the Term to keep the Premises in good decorative condition and

3.5.1	in every fifth year of the Term and in the last year of the Term in a proper and workmanlike manner to prepare and then paint all the inside parts of the Premises where previously or usually painted with two coats at least of good quality paint and at the same time and in like manner to wash varnish paper and otherwise decorate restore or treat the parts previously or usually so decorated or treated

3.5.2	the tints colours and patterns of all internal works of decoration effected in the last year of the Term are to be approved by the Landlord such approval not to be unreasonably withheld or delayed

3.6	Fixtures Fittings and Maintenance

Without prejudice to Clause 3.4

3.6.1	to maintain the Landlord's fixtures and fittings in the Premises in good and serviceable condition (following the manufacturers' recommendations regarding their use maintenance and repair in circumstances where such recommendations have been supplied by the Landlord to the Tenant) and replace any which are missing beyond repair or unfit for use with those of a similar kind and value

3.6.2	to clean the interior and exterior of the windows of the Premises regularly and at least once a month taking all reasonable precautions to avoid damage to the window frames and making good promptly any such damage

3.6.3	in relation to the carpet belonging to the Landlord in the Premises

(a)	to keep it clean and in good repair and condition

(b)	to replace it as often and in such manner as may be required by the Landlord acting reasonably with carpets of similar quality

(c)	in any event at the end of the Term to remove the carpet and replace it with carpet of similar quality of such pattern and colour as the Landlord shall approve with such method of fixing as the Landlord shall reasonably require

3.6.4	to clean the Premises regularly and to maintain them at all times in a clean and tidy condition

3.7	To Yield Up

At the end of the Term:

3.7.1	unless the Landlord agrees otherwise to remove all trade or tenants fixtures and fittings and to make good any damage caused to the Premises by their removal to the satisfaction of the Landlord acting reasonably

3.7.2	unless the Landlord otherwise requires to remove all alterations made to the Premises during the Term (whether or not they have been authorised by the Landlord) and to reinstate the Premises making good any damage caused to the Premises by their removal to the satisfaction of the Landlord acting reasonably

3.7.3	quietly to yield up the Premises and all fixtures and fittings (except trade or tenants fixtures and fittings removed by the Tenant) in a state and condition which is consistent with full performance by the Tenant of its obligations under this Lease

3.7.4	where the Lease or any easements granted by it are registered under the Land Registration Acts

(a)	to take all necessary steps to close the title at the Land Registry and

(b)	to remove any notice of the Lease (and any easements granted by it) from the Landlord's title to the Building and

(c)	to supply to the Landlord written evidence of that closure and/or removal

3.8	Tenant's Possessions

If following the end of the Term any of the Tenant's possessions remain on the Premises and (a) the Tenant fails to remove them within seven days after being requested in writing by the Landlord to do so or (b) if after using all reasonable endeavours the Landlord is unable to contact the Tenant within 14 days from the first attempt:

3.8.1	the Landlord may as the agent of the Tenant sell the possessions and the Tenant indemnifies the Landlord against any liability incurred by it to any third party whose possessions have been sold by the Landlord in the mistaken belief (which will be presumed unless proven otherwise) that the possessions belonged to the Tenant

3.8.2	if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord is entitled to retain any net proceeds of sale unless the Tenant claims them within 90 days of the end of the Term and

3.8.3	the Tenant will be responsible for and will indemnify the Landlord against any damage caused to the Premises by the possessions and any losses suffered by the Landlord directly or indirectly as a result of the presence of the possessions on the Premises after the end of the Term

3.9	To contribute to common facilities

Where the cost fees and expenses referred to in this Clause are not recoverable through the Service Charge to pay on demand to the Landlord a fair proportion (to be determined by the Landlord acting reasonably) of the costs fees and expenses properly incurred by the Landlord in making altering repairing maintaining replacing rebuilding decorating cleansing and lighting any Conduits roads ways forecourts pavements walls fences structures or other facilities which belong to or are capable of being used or enjoyed by the Premises in common with any other part of the Building and/or any adjoining or neighbouring premises and in default of payment to be recoverable as rent in arrear

3.10	To repair on notice

3.10.1	To permit the Landlord at all reasonable times on reasonable prior notice (except in emergency) to enter and inspect the Premises to take a schedule of fixtures and fittings and generally to monitor the performance by the Tenant of its obligations under this Lease

3.10.2	If the Landlord or its agents or surveyors gives to the Tenant (or leaves on the Premises) notice of any repairs maintenance or decoration which the Tenant has failed to carry out or of any other failure by the Tenant to comply with its obligations under this Lease to repair clean and decorate the Premises and/or remedy such failure in accordance with the notice within a period of two months from the date of the notice (or in a shorter period if the circumstances so require)

3.10.3	If the Tenant does not commence and proceed diligently within that period to comply with the notice to permit the Landlord to enter the Premises and do so at the expense of the Tenant and to pay to the Landlord on demand the expense incurred (including all legal costs surveyor's and other fees) which (if not repaid) are recoverable by the Landlord as rent in arrear

3.11	To permit entry for repair

To permit the Landlord and the tenants and occupiers of any adjoining or neighbouring premises with or without workmen together with any necessary materials tools or other equipment at reasonable hours to enter the Premises for any of the purposes set out in Clause 3.11.1 subject to the conditions set out in Clause 3.11.2

3.11.1	The right of entry is for the purpose of:

(a)	inspecting cleansing decorating building repairing or altering any other parts of the Building or any adjoining or neighbouring premises or constructing any building or structure on any adjoining or neighbouring premises

(b)	inspecting laying connecting cleansing emptying repairing renewing or altering the Conduits belonging to or serving any other parts of the Building or any adjoining or neighbouring premises

(c)	performing the obligations of the Landlord in this Lease or the lease of any other Letting Unit

3.11.2	The Landlord is to procure that the person entering is to give reasonable notice (except in emergency) act in a reasonable manner causing as little disturbance as practicable and is to make good all damage caused to the Premises with all reasonable speed

3.12	To pay costs

3.12.1	To pay to the Landlord on demand on an indemnity basis all reasonable costs charges fees and other expenses properly incurred or payable by the Landlord in contemplation of in connection with or arising out of:

(a)	the preparation and service on the Tenant of any notice (whether statutory or otherwise) and including the preparation of any schedule to accompany such notice in relation to any breach of any covenant by the Tenant (and without prejudice to the generality of the foregoing any notice and schedule relating to the state and condition of the Premises served at or after the end of the Term

(b)	any proceedings relating to the Premises under Section 146 or 147 of the Law of Property Act 1925 (even if forfeiture is avoided otherwise than by relief granted by the Court)

(c)	the recovery of Rent or other sums due from the Tenant or from any guarantor or former tenant

(d)	any application to the Landlord for any consent or approval required under this Lease whether or not this is granted or acted upon or any application is withdrawn

(e)	any breach of the Tenant's obligations in this Lease or any other matter or thing required to be done or arising out of the Tenant's covenants

3.12.2	The fees referred to in Clause 3.12.1 include reasonable legal costs and surveyor's and other professional fees and where the Landlord does not employ a managing agent a reasonable fee in relation to any of the above matters for any work done by the Landlord itself by any Group Company of the Landlord or by its or their employees

3.13	User

3.13.1	Not at any time to:

(a)	use the Premises for any illegal or immoral purpose or for any purpose which may infringe any statute for the time being in force

(b)	use the Premises as sleeping accommodation or for residential purposes nor to keep any animal fish reptile or bird on the Premises

(c)	do or carry on at the Premises any offensive noisy or dangerous act trade business manufacture occupation or thing

(d)	use the Premises as an employment agency, for the business of a turf commission agent or betting office or a club or for any sale by auction

3.13.2	To use the Premises only as business or professional offices

3.13.3	Not to:

(a)	use any flashing or pulsing lights outside the Premises or so as to be visible from the outside

(b)	use any loud speaker television set radio sound equipment or other devices so as to be heard outside the Premises

(c)	install or use in the Premises any machinery or apparatus causing noise or vibration which can be heard or felt outside the Premises or which may cause damage

(d)	keep any materials of a dangerous corrosive toxic contaminative radioactive volatile unstable combustible or explosive nature in the Premises

3.13.4	To ensure that at all times both the Landlord and the local police have written details of the name address and home telephone number of at least two key holders to the Premises

3.13.5	The Tenant acknowledges that nothing in this Lease nor any approval or consent given by the Landlord now or at any time during the Term shall imply represent or warrant that the Premises may be lawfully used for any particular use under the Planning Acts or any other statute

3.14	Alterations

3.14.1	Not to:

(a)	unite the Premises with any adjoining premises

(b)	make any external alterations to the Premises

(c)	cut maim sever pierce or alter the roof the piling foundations or any floor slabs load bearing walls timbers columns girders or beams of the Premises or the Building

(d)	erect or build any additional building or structure upon the Premises

(e)	install any additional plant or machinery (including without limitation any air handling equipment or condenser units) on any part of the exterior of the Premises other than in such position as may be designated by the Landlord for that purpose and then only in accordance with Clause 3.14.5

3.14.2	Not to:-

(a)	make any internal additions or alterations of a non-structural nature to the Premises

(b)	make any alterations or additions to the fixtures and fittings plant and machinery or the Conduits forming part of and exclusively serving the Premises without in each case the written consent of the Landlord (such consent not to be unreasonably withheld or delayed) nor except in accordance with plans and specifications previously submitted to and approved by the Landlord and subject always to the provisions of Clause 3.14.4

3.14.3	Notwithstanding Clauses 3.14.1(c) the Tenant may:

(a)	carry out any structural alterations to the Premises which are necessary to comply with the Tenant's obligations to keep the Premises in repair or for reinstatement of alterations carried out to the Premises and in accordance with plans and specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld) or

(b)	carry out any structural alterations to the Premises which are of a minor nature and a necessary consequence of any alterations to which the Landlord gives its consent under Clauses 3.14.2 or 3.16 and which are also approved by the Landlord when giving that consent in accordance with those Clauses

3.14.4	Where any consent is given under this Clause 3.14 (other than under Clause 3.14.3(a)) the Tenant before commencing any works must covenant with the Landlord to reinstate the Premises in such terms as the Landlord may require

3.14.5	Notwithstanding Clause 3.14.2 the Tenant may without any consent from the Landlord erect or alter or remove any internal demountable partitioning which does not in any way affect the structure of the Premises or adversely affect the air handling systems in the Premises and which shall be treated as a tenant's fixture subject to the Tenant:

(a)	giving to the Landlord not less than 28 days notice in writing of its intention to carry out any such works together with plans and specifications

(b)	carrying out such works in a good and workmanlike manner and in accordance with any necessary permission consent or approval required under statute

(c)	reinstating the Premises to their former state and condition on or before the end of the Term unless the Landlord by notice in writing requests the Tenant to do otherwise

3.14.6	The Tenant may with the prior written consent of the Landlord and subject to the provisions of Clauses 3.14.7 and 3.14.8 erect on such part of the Building as may be designated by the Landlord for that purpose.

(a)	an aerial satellite dish or other telecommunications equipment serving the Premises exclusively

(b)	a condenser unit of a reasonable size

Subject to the Tenant before commencing any works covenanting with the Landlord to reinstate the parts of the Building affected by the works in such terms as the Landlord may require and supplying to the Landlord full details of the proposed works with plans and specifications

3.14.7	For the purposes of Clause 3.14.6 the parties agree that it is reasonable for the Landlord to withhold its consent or give it subject to the condition that it may be withdrawn if any or all of the following apply:-

(a)	the erection or installation is visible from ground floor level outside the Building or from the Letting Units within the Building

(b)	the erection or installation constitutes or is likely to constitute a breach of the Landlord's obligations in this Lease or the lease of any other Letting Unit

(c)	the erection or installation damages or penetrates or is likely to damage or penetrate the roof coverings or overload the structure of the Building

(d)	the erection or installation interferes or is likely to interfere with other telecommunications or air handling equipment in or on the Building or any adjoining or neighbouring premises

(e)	the area available for such erection or installation is not sufficient having regard to the potential requirements of the Landlord or other tenants in the Building

(f)	the Landlord proposes to carry out any works (whether of alteration or repair) to the Building as a result of which it is not reasonably practicable for the equipment to remain

(g)	the use of the equipment gives rise to or is likely to give rise to any damage annoyance inconvenience disturbance or discomfort to the Landlord any other tenants in the Building or any owner or occupier of any adjoining or neighbouring premises

(h)	circumstances other than those referred to above apply where it would be reasonable to withhold or withdraw consent

3.14.8	In relation to any aerial satellite dish telecommunications equipment condenser unit or any associated pipes ducting wires cables or equipment erected or installed under this Clause 3.14 (the Equipment)

(a)	to keep the Equipment in good and substantial repair and condition

(b)	take all adequate steps to prevent any undue noise or vibration being caused by the Equipment

(c)	where reasonably so required by the Landlord to disconnect and/or remove temporarily any Equipment for such period as the Landlord reasonably may require in order for the Landlord to carry out works of cleansing maintenance or repair to the Building

(d)	to remove all Equipment at the end of the Term or (if earlier) on any Equipment falling into disuse and to reinstate all parts of the Building affected by the erection or installation of the Equipment or its removal

3.14.9	To inform the Landlord of the cost of any alterations or additions carried out by the Tenant (except any which are trade or tenant's fixtures or fittings) as soon as practicable and so that the Landlord will not be liable for any failure to effect any necessary increase in the amount for which the Premises are insured unless the Tenant has provided that information

3.15	CDM Regulations

In all cases where the CDM Regulations apply to any works carried out to the Premises (whether or not the Landlord's consent is required for them under Clause 3.14):

3.15.1	the Tenant shall:

(a)	comply in all respects with the CDM Regulations and procure that any person involved in carrying out such works complies with the CDM Regulations and

(b)	where appropriate act as the client in respect of those works and at the request of the Landlord serve a declaration to that effect on the Health and Safety Executive under regulation 4 of the CDM Regulations and give a copy of it to the Landlord

(c)	no later than three months after carrying out any works to which the CDM Regulations apply to provide the Landlord with a certified copy of the Health and Safety File

(d)	maintain and make the Health and Safety File available to the Landlord for inspection when reasonably requested

(e)	hand the Health and Safety File to the Landlord at the end of the Term unless the Tenant is granted a new lease of the Premises

(f)	obtain all copyright licences which are needed for the Tenant to comply lawfully with this Clause 3.15 and allow the Landlord and any person deriving title under it to take further copies of the File or any part of it without payment of any fee

3.15.2	If the Tenant fails to provide any information which it is required to provide under Clause 3.15.1 to allow the Landlord to enter the Premises to carry out any inspection and investigation necessary for the Landlord to make a complete record of the works and to obtain any other information which the Health and Safety File should contain and to pay all reasonable costs and expenses incurred by the Landlord within 7 days of demand

3.16	Aerials and Signs

3.16.1	Not to exhibit any sign fascia notice or advertisement on the outside of the Premises or so as to be visible outside the Premises other than a sign showing the Tenant's trading name in the entrance hall of the Building of a type specified by the Landlord and a sign outside the Premises in the first floor lobby of a size design layout and materials approved by the Landlord such approval not to be unreasonably withheld or delayed

3.16.2	To comply with the Town and Country Planning (Control of Advertisement) Regulations 1992 or any regulations amending or replacing them

3.16.3	Not to erect any pole mast aerial or dish on the outside of the Premises otherwise than in accordance with Clause 3.14

3.16.4	At the end of the Term to remove any sign pole mast aerial or dish erected by the Tenant or any permitted occupier and make good any damage caused to the satisfaction of the Landlord

3.17	To comply with the Planning Acts

3.17.1	To comply with the Planning Acts and any planning permissions relating to or affecting the Premises and to indemnify and keep the Landlord indemnified against all actions proceedings claims demands losses costs expenses damages and liability whatsoever in consequence of any non-compliance

3.17.2	Not to make any application for planning permission relating to the Premises without the prior written consent of the Landlord (which will not be unreasonably withheld where that application relates to any alteration addition or change of use to which the Landlord has given its consent under the terms of this Lease)

3.17.3	Subject to Clause 3.17.2 at the expense of the Tenant to obtain and if appropriate to renew all planning permissions and any other consents and to serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance of any use on the Premises which may constitute Development

3.17.4	To pay and satisfy any charge or levy imposed under the Planning Acts relating to any Development by the Tenant or any occupier of the Premises

3.17.5	Not to implement any planning permission before it has been produced to and approved in writing by the Landlord (such approval not to be unreasonably withheld) Provided that the Landlord may refuse to approve such planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the Landlord's interest in the Premises or in any adjoining or neighbouring premises whether during or following the end of the Term

3.17.6	Unless the Landlord otherwise directs in writing to carry out and complete before the end of the Term:

(a)	any works required to be carried out to the Premises under any condition subject to which a planning permission is granted where that planning permission is implemented by the Tenant or any occupier of the Premises (whether or not the date by which those works are to be carried out is within the Term) and

(b)	any Development begun upon the Premises where the Landlord is or may become liable for any charge or levy under the Planning Acts

3.17.7	To produce to the Landlord on demand all plans documents and other evidence which the Landlord may reasonably require in order to satisfy itself that the provisions of this clause have been complied with

3.17.8	In any case where a planning permission is granted subject to conditions and if the Landlord reasonably so requires to provide security for the compliance with those conditions and not to implement the planning permission until security has been provided to the reasonable satisfaction of the Landlord

3.17.9	If reasonably required by the Landlord but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any conditions in a planning permission relating to the Premises following an application by the Tenant

3.17.10	For the purposes of Clause 3.17 Development has the meaning given in the Planning Acts

3.18	To comply with statutes

Without prejudice to Clause 3.14:

3.18.1	to execute and do all such acts matters works or things relating to the Premises or the Tenant's use or occupation of the Premises as may during the Term be required in order to comply with any statute or the requirements of any government department local or other authority or court of competent jurisdiction (including but without limitation the Planning Acts the Factories Act 1961 the Offices Shops and Railways Premises Act 1963 the Fire Precautions Act 1971 the Health and Safety at Work etc. Act 1974 the Control of Pollution Act 1974 the Environmental Protection Act 1990 and the Environment Act 1995) whether or not the requirements are imposed on the lessor the lessee or the occupier of the Premises

3.18.2	in default of compliance to permit the Landlord to enter the Premises and comply with such requirements

3.18.3	to indemnify the Landlord from and against all loss damage proceedings costs charges and expenses in consequence of any such requirements or of any non-compliance by the Tenant

3.18.4	within seven days of receipt by the Tenant of any notice or order or proposal for a notice or an order issued to the Tenant or served on the Premises by any government department local or other authority or court of competent jurisdiction under any statute to give full particulars to the Landlord and without delay to take all steps reasonably necessary to comply with any notice or order and also at the request and cost of the Landlord to make or join with the Landlord in making any objection or representation against any notice order or proposal which the Landlord deems expedient

3.19	Encroachments

3.19.1	Not to stop up darken obstruct injure or impair any windows lights or easements belonging to the Premises or to any buildings on any part of the Premises

3.19.2	Not to permit any new window light opening doorway path passage drain or other encroachment or easement to be made or acquired against or upon the Premises and if any window light opening doorway path passage drain or other encroachment or easement is made or attempted to be made to give immediate notice to the Landlord and at the request of the Landlord to adopt such means as may be reasonably required for preventing such encroachment or the acquisition of such easement

3.20	Occupation and possession

3.20.1	Except as permitted by Clauses 3.21 3.22 and 3.23:

(a)	not to hold the Premises on trust for another (except where the Tenant comprises four individuals carrying on business in partnership with others at the Premises and holds the Premises on trust for the remaining partners)

(b)	not to part with or share the possession or occupation of the whole or any part of the Premises

(c)	not to permit another to occupy the whole or any part of the Premises

3.20.2	Not to assign or charge part only of the Premises

3.20.3	Notwithstanding Clause 3.20.1 where the Tenant is a company it may share the occupation of the Premises with another Group Company for so long as the following conditions are satisfied:

(a)	the Group Company and the Tenant remain members of the same group

(b)	the Group Company occupies the Premises as licensee only and no relationship of landlord and tenant subsists between the Tenant and the Group Company

(c)	the Tenant notifies the Landlord in writing of the identity of any Group Company occupying the Premises and any change in occupation

3.21	Assignment

3.21.1	The Tenant may not assign the Premises:

(a)	to a Non-Qualifying Assignee as defined in Clause 3.21.2

(b)	(where the Tenant is a company) to another Group Company other than to the ultimate parent company of the group of which the Tenant is a member

(c)	(where the assignee comprises individuals carrying on business in partnership) unless the assignment is to four partners in that partnership (or to all the partners if there are less than four partners)

(d)	while any Prohibited Circumstances referred to in Clause 3.21.3 apply

(e)	without complying with Clause 3.21.4

3.21.2	A Non-Qualifying Assignee is an assignee which falls into any of the following categories:

(a)	a company incorporated outside the United Kingdom which is not registered at Companies House in accordance with Schedule 21A or Section 691 of the Companies Act 1985

(b)	an assignee with sovereign diplomatic or consular immunity or privilege (except where that immunity or privilege could not be claimed in relation to the obligations of the Tenant under the Lease)

(and if an assignee comprises more than one party it is the case that all those parties fall into one or more of those categories)

3.21.3	Prohibited Circumstances are any of the following which apply:

(a)	the Tenant (or any undertenant or permitted occupier) has made application for consent or approval under the Lease for alterations underletting or any other matter requiring the Landlord's consent or approval under the Lease or the parties have agreed terms for variation of the Lease (the Arrangements); and

(i)	the documentation recording the Arrangements has not been completed; and either

(ii)	the Arrangements are contemplated for the purpose of rectifying regularising or authorising a subsisting or prior breach of the Tenant's obligations under the Lease;

(b)	there are subsisting arrears of Rent or any other sums due under the Lease

3.21.4	The parties agree that:

(a)	any consent given by the Landlord to an application for consent to an assignment may be given subject to a condition that any or all of the Conditions Precedent referred to in Clause 3.21.5 which are capable of applying to the assignment are complied with

(b)	the Landlord is entitled to withhold consent for an assignment where circumstances other than those referred to in Clause 3.21.3 apply if it would be reasonable to withhold consent in those circumstances or to grant consent subject to conditions other than those referred to in Clause 3.21.5 where to impose such conditions would be reasonable

3.21.5	The Conditions Precedent are the following:

(a)	(in the case of any assignment to the partners in a partnership which has more than four partners) that all the equity partners who do not comprise the assignee subject to a maximum of ten (excluding those comprised in the assignee) covenant jointly and severally by deed to observe and perform the obligations as tenant under the Lease in substantially the form set out in Clause 6 or in such other form as the Landlord may reasonably require

(b)	that the Tenant (and any former tenant as defined by Section 16(6) of the 1995 Act) enters into an authorised guarantee agreement guaranteeing the performance by the assignee of its obligations as tenant under the Lease in substantially the form set out in Clause 6 or in such other form as the Landlord may reasonably require provided that it complies with the requirements set out in Section 16 of the 1995 Act

(c)	that any guarantee rent deposit or other security held by the Landlord for the Landlord for the performance by the Tenant of its obligations under the Lease is continued or renewed upon similar terms as security for the performance of the obligations of the Tenant under any authorised guarantee agreement

(d)	that any guarantee rent deposit or other security arrangements which the Landlord has lawfully required from the assignee or any other party as a condition of giving consent to the assignment are completed and documented

(e)	(where the assignee is a company incorporated outside the United Kingdom) the assignee covenants with the Landlord to maintain its registration at Companies House in accordance with Schedule 21A or Section 691 of the Companies Act 1985 and (in addition to that covenant) irrevocably appoints an agent in the United Kingdom to accept service on its behalf of any notice or proceedings served or issued arising out of or in connection with the provisions of this Lease and undertakes with the Landlord to appoint another agent in its place if for any reason the agent previously appointed ceases to be able or willing to act or is no longer in the United Kingdom

3.21.6	Subject to the foregoing provisions of this Clause 3.21 not to assign the Premises (including any interest deriving out of this Lease however remote) without the consent of the Landlord such consent not to be unreasonably withheld or delayed

3.22	Underletting

3.22.1	Not to underlet the whole or any part of the Premises except by an underlease which:

(a)	is granted without any premium or capital payment payable by the sub-tenant

(b)	reserves a rent not less than the full market rent of the underlet premises upon the grant of the underlease at such time

(c)	requires the rent to be paid quarterly in advance on the Rent Payment Days in this Lease

(d)	if relevant to the length of term to be granted incorporates provisions for review of rent to open market rent on 18 April 2010

(e)	contains equivalent restrictions as to holding on trust parting with or sharing possession or occupation of the underlet premises to those contained in this Lease

(f)	contains an absolute prohibition against all dealings with the underlet premises other than an assignment or charge of the whole

(g)	contains equivalent provisions relating to the assignment of the underlet premises to those contained in Clause 3.21

(h)	prohibits any assignment or charge (including any interest deriving out of that underlease however remote) without the consent of the Landlord under this Lease such consent not to be unreasonably withheld or delayed

(i)	imposes in relation to any dealing the same obligations for direct covenants and registration as are contained in this Lease

(j)	prohibits the undertenant from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this Lease

(k)	contains covenants by the undertenant which are no less onerous than the Tenant's obligations in this Lease and a proviso for re-entry by the underlandlord on breach of any covenant by the undertenant

(l)	is in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed)

(m)	is excluded from the operation of Sections 24-28 (inclusive) of the 1954 Act

3.22.2	Any underletting of part of the Premises (as opposed to the whole) must be on the following terms and subject to the following conditions:

(a)	any underlease must be of a Permitted Part

(b)	any underletting must comply with the provisions of Clause 3.22.1

(c)	there must not be more than three underlettings at any one time

(d)	there may not be more than three separate occupiers of the Premises at any one time (including in this number as one occupier any occupation by the Tenant and/or a Group Company)

(e)	any underlease must contain an absolute prohibition against underletting of part

(f)	the underlease is to be in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed where the provisions of this Clause 3.22 are complied with)

(g)	the underlease must be excluded from the operation of Section 24-28 (inclusive of the 1954 Act)

3.22.3	To procure that any undertenant covenants by deed (jointly and severally if more than one) directly with the Landlord:

(a)	to observe and perform the Tenant's covenants and other provisions of this Lease (other than the covenant for payment of rent) and

(b)	not to assign or underlet or otherwise part with the possession of the underlet premises (or any derivative interest in the underlet premises however remote) except in accordance with the provisions of the underlease or without the consent of the Landlord under this Lease such consent not to be unreasonably withheld or delayed and

(c)	to observe and perform the undertenant's covenants and the other provisions in the underlease including the covenant for payment of rent

3.22.4	(Without prejudice to the foregoing) in the case of a proposed underletting to a partnership to procure that the underletting is effected to all the partners in such partnership (or not fewer than four of them if there are more than four)

3.22.5	Not to underlet the Premises (including any interest in the Premises deriving out of this Lease however remote) without the previous consent in writing of the Landlord (which will not be unreasonably withheld or delayed where the transaction complies with the other provisions of this Clause 3.22

3.22.6	In relation to any underlease:

(a)	to enforce the performance by each undertenant of the provisions of the underlease

(b)	not at any time to waive or vary any of its provisions

(c)	to operate the rent review provisions at the relevant dates of review

3.23	Charging

Not to charge the Premises (including any interest in the Premises deriving out of this Lease however remote) without the previous consent in writing of the Landlord (which will not be unreasonably withheld or delayed)

3.24	Registration and notification of dealings

3.24.1	Where the grant of this lease or any assignment underletting charge or other disposition or devolution of any interest in the Premises (however remote) is compulsorily registerable under the Land Registration Acts

(a)	to apply promptly to the Land Registry (or procure that application is made) for registration of that grant disposition or devolution and to use all reasonable endeavours to comply (or procure compliance) with any requisition made by the Land Registry to complete the registration

(b)	within one month of the completion of registration of the disposition or devolution required by Clause 3.24.1 to supply the Landlord or its solicitors with an office copy of the register entries

3.24.2	Within one month of

(a)	any assignment underletting charge or any other disposition or devolution affecting the Premises or

(b)	any change in the name of the Tenant (or any Group Company of the Tenant in occupation of the Premises)

to give written notice to the Landlord or its solicitors to produce a certified copy of any relevant document for registration by the Landlord and to pay a reasonable fee (being not less than fifty pounds plus VAT) for the registration of each disposition devolution or change of name registered

3.24.3	To supply to the Landlord or its surveyors within one month of any request and to the best of the Tenant's knowledge full details of all interests deriving out of the Term including in relation to each interest all information of the type referred to in Section 40(1)(a) and (b) of the 1954 Act

3.25	Notice of Reletting and Sale

3.25.1	To permit the Landlord at any time during the last six months of the Term to enter the Premises to fix and retain upon any suitable part of the Premises but not so as to obstruct the passage of light or air to the Premises a notice for reletting and during that period to permit persons with the authority of the Landlord or its agents to view the Premises at reasonable times upon prior appointment

3.25.2	To permit the Landlord at any time during the Term to enter the Premises to fix and retain on any suitable part of the Premises but not so as to obstruct the passage of light or air to the Premises a notice for sale or other disposition of any interest superior to the Lease and to permit at reasonable times and upon reasonable prior notice agents or prospective purchasers of any interest superior to the Lease to view the Premises provided they are authorised by the Landlord or its agents

3.26	Insurance

3.26.1	Not to do or omit anything which could cause any insurance relating to the Premises the Building or any adjoining or neighbouring premises belonging to the Landlord to become void or voidable or (unless the Tenant has previously notified the Landlord and the Insurers and has agreed to pay the increased premium) anything which could increase the rate of premium payable for such insurance and to repay to the Landlord any increased or additional premium which may be required for effecting or keeping up such insurance

3.26.2	To give written notice to the Landlord immediately of any circumstances or events which might affect any insurance relating to the Premises [or the Building] or affect the decision of any insurer to grant or continue the insurance which the Landlord covenants to effect

3.26.3	If the Premises or any part are destroyed or damaged to give notice to the Landlord as soon as such destruction or damage comes to the notice of the Tenant

3.26.4	If the Premises the Building or any adjoining or neighbouring premises or any part thereof respectively are destroyed or damaged by any of the risks against which the Landlord has insured and the insurance money is wholly or partly irrecoverable by reason solely or in part of any act neglect or default of the Tenant to pay to the Landlord the whole or (as the case may require) a fair proportion of the cost (including professional and other fees) of rebuilding and reinstatement

3.27	Fire Precautions

3.27.1	To comply with the requirements and recommendations of the fire authority the insurers of the Premises and the Landlord in relation to fire precautions affecting the Premises

3.27.2	To keep the Premises supplied and equipped with such fire alarm smoke detection fire fighting and extinguishing appliances and equipment as are required by any statute the fire authority or the insurers of the Premises or as are reasonably required by the Landlord and such appliances are to be open to inspection and maintained to the reasonable satisfaction of the Landlord

3.27.3	Not to obstruct the access to or means of working of any fire alarm smoke detection fire fighting and extinguishing appliances and equipment or the means of escape from the Premises in case of fire or other emergency

3.28	Not to cause nuisance

Not to do at the Premises or any other part of the Building anything which may be or become a nuisance annoyance damage or disturbance to the Landlord its tenants or the owners or occupiers of any adjoining or neighbouring premises

3.29	Not to overload

Not to overload the structure of the Premises or the Building and in particular:

3.29.1	not to place any excessive load on the floors of the Premises and

3.29.2	not to suspend any excessive weight from any of the floor beams joists roof members or other load bearing parts of the Premises or the Building

3.29.3	not to bring in any safe or other heavy article without first obtaining the approval of the Landlord to its siting in the Premises

3.29.4	[not to bring in or remove any furniture or bulky articles from the Premises between the hours of 0900 and 1800]

3.30	Not to obstruct

Not to obstruct the Common Parts including (without limitation) any road footpath forecourt landing corridor staircase hall lavatory or water closet in the Building

3.31	Refuse

3.31.1	Not to allow refuse or rubbish of any description to accumulate on the Premises

3.31.2	Until its removal from the Premises to store all refuse in a manner which causes no fire or health hazard

3.31.3	Not to deposit refuse rubbish litter goods or any other material on any of the open parts of the Premises or any other part of the Building

3.31.4	To keep all refuse in the type of container specified by the Landlord and prepared for collection in the manner and at the times and places specified by the Landlord for picking up refuse

3.32	Pollution

3.32.1	Not to discharge into any pipe drain or sewer serving the Premises or any other property any oil grease or other deleterious matter waste or other substance which might cause a nuisance or annoyance or might block or damage the sanitary or drainage system of the Building or the Premises or any other property

3.32.2	Not to cause or permit any deposit in or under the Premises or any discharge or escape from the Premises of any matter substance material waste or effluent which would cause or be likely to cause:-

(a)	any nuisance annoyance damage or harm

(b)	any pollution of any watercourses or any controlled waters or

(c)	the Building or any other land to be contaminated land

3.33	Not to overload services

In relation to the electrical gas or heating systems in the Premises not to:

3.33.1	attach any appliances so as to overload the current or supply

3.33.2	interfere with alter or add to such systems without the previous written consent of the Landlord

3.33.3	employ any person or persons other than the engineers or other persons approved from time to time by the Landlord (such approval not to be unreasonably withheld or delayed) to make any alterations or additions

3.34	Cleaning

To employ in relation to the Premises only those office or window cleaners approved by the Landlord such approval not to be unreasonably withheld or delayed

3.35	Common Parts

3.35.1	Not to misuse overload damage or interfere with any lift in the Building and in particular

(a)	not to exceed either the permitted number of persons or weightload

(b)	not to use any lift for the carrying of goods without the Landlord's consent

(c)	to comply with any Landlord's requirements made as a condition of any consent for the carrying of goods

3.35.2	At all times to take all necessary steps to prevent any damage to the Common Parts including (but without limitation) when bringing in or removing goods furniture or luggage from the Premises

3.35.3	To use any lift entrance passage and staircase lavatories and water closets in the Common Parts in a careful manner and to make good any damage caused by improper or careless use

3.35.4	To keep all entrances passages and staircases in the Common Parts clear and free from obstruction at all times

3.36	Defective Premises

3.36.1	To give notice immediately to the Landlord of any defect in the Premises or the Building which might give rise to a liability or duty on the Landlord under this Lease the Defective Premises Act 1972 or otherwise and immediately to take such steps as are reasonably required to minimise any consequential disrepair and to prevent loss damage or injury to persons or to property

3.36.2	To display all notices or warnings of relevant defects (within the meaning of section 4 of the Defective Premises Act 1972 which the Landlord may reasonably require for the purpose of avoiding or defraying any liability under that Act or complying with its provisions

3.37	Regulations

To observe and perform any reasonable regulations made by the Landlord from time to time for the better management and control of the Building

3.38	Rateable Occupation

To make good any loss of rating relief applicable to empty premises which is suffered by the Landlord by reason of such relief being allowed in respect of any period prior to the end of the Term or during which the Tenant is in possession of the Premises

3.39	Indemnity

During the Term and any subsequent period during which the Tenant may remain in possession of the Premises to be responsible for and to indemnify the Landlord against all losses claims demands actions proceedings liabilities costs charges and expenses resulting directly or indirectly from:

3.39.1	any act neglect or default of the Tenant

3.39.2	any breach by the Tenant of the provisions of this Lease

3.39.3	any obligation to abate a nuisance or to remedy any other matter in connection with the Premises in obedience to a notice served by a local or public authority

3.40	Covenants

So far as the same are subsisting and affect the Premises to comply with all restrictive and other covenants and provisions affecting the Premises as referred to in Part 4 of Schedule 1

3.41	Release of Landlord's Covenants

Not unreasonably to withhold or delay its consent to any request by the Landlord or any former Landlord (as defined in section 7 of the 1995 Act) for a release under section 8 of the 1995 Act

4.	Landlord's Covenants

The Landlord covenants with the Tenant during such time as the reversion expectant on the determination of the Term is vested in it (but not so as to be personally liable after it has parted with its interest in the Premises and the parties agree that the Landlord is released from any liability under this Lease after that date):

4.1	Quiet Enjoyment

(Subject to the Tenant paying the Rent and other sums due and complying with its obligations under this Lease) to permit the Tenant to hold the Premises peaceably for the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it or by any title paramount

4.2	Insurance

4.2.1	To insure (unless the insurance is vitiated by any act neglect or default of the Tenant)

(a)	the Building (including any authorised additions and alterations to the Premises) and all Landlord's fixtures and fittings of an insurable nature (other than trade or tenant's fixtures and fittings) against the Insured Risks in a sum properly determined by the Landlord as being the full reinstatement cost including architects surveyors and other fees the cost of debris removal demolition shoring up site clearance and any works that may be required by statute and incidental expenses and having regard to any possible delay in the commencement and carrying out of such reinstatement

(b)	loss of Annual Rent for the Loss of Rent Period

(c)	(to the extent to which they are not covered by clause 4.2.1(a)) any lifts boilers plant and equipment in the Building now or at any time against third party liability and any other risks and perils which the Landlord reasonably decides from time to time

(d)	third party liability in connection with the Building including the acts neglects or defaults of the Landlord its servants or agents insofar as such liability is insurable at any time and is not covered by Clause 4.2.1(a)

4.2.2	The Landlord's obligation to insure is subject

(a)	in relation to any particular risk to insurance for that risk being ordinarily available with a reputable insurer for property such as the Building

(b)	to such excesses exclusions or limitation as the Landlord's insurers may require or the Landlord reasonably agrees

4.2.3	If the Landlord for the time being is an insurance company of repute or a member of a group which includes an insurance company of repute it is entitled to effect or maintain in its own office or in the office of any insurance company which is a Group Company any insurance it is required to effect under this Lease and for the purpose of any covenant by the Tenant to pay or contribute towards the cost of such insurance the premiums charged by the Landlord or the Group Company are deemed to have been paid by the Landlord on the first day of the period of insurance to which the relevant premium relates

4.2.4	At the request of the Tenant, to produce to the Tenant reasonable evidence from the insurers of the terms of the insurance policy and the fact that the policy is subsisting and in effect

4.3	Reinstatement

If and whenever the Premises are damaged or destroyed by any of the risks against which the Landlord is obliged to insure or has insured to proceed with due diligence and as soon as reasonably practicable when lawful to do so to apply all insurance moneys received (other than in respect of loss of Annual Rent Service Charge and third party liability) towards reinstating with due diligence as soon as reasonably practicable and so far as practicable the Premises making good any shortfall out of its own monies (but subject to the Tenant's compliance with the provisions of Clause 3.26) Provided that:-

4.3.1	if any national local public or other authority lawfully refuses permission or otherwise lawfully prevents reinstatement the insurance monies (so far as unapplied) shall belong to the Landlord absolutely

4.3.2	the Landlord is not obliged to rebuild or reinstate the Premises to its previous specification and layout so long as it is of substantially the same size and quality as the Premises so as to provide property reasonably equivalent to the Premises and thereafter all the covenants and conditions of this Lease shall apply to such property so far as applicable as they applied to the Premises (the parties making such variations to the terms of this Lease as the Landlord shall reasonably require to give effect to this provision)

4.4	Repair

So far as is necessary for the use of the Premises and the exercise of the rights granted to the Tenant

4.4.1	to keep the Retained Property including (but not limited to) the structure and exterior of the Building and the Common Parts in tenantable repair and decorative condition

4.4.2	to clean and light the Common Parts

4.4.3	to provide heat during the Service Hours during reasonably appropriate times of the year by means of the existing radiators installed in the Premises and the Common Parts

4.4.4	to provide a supply of hot and cold water during the Service Hours to the lavatories in the Building

4.4.5	to provide a staffed reception during the Service Hours

4.4.6	Provided that the Landlord shall not be liable

(a)	to do anything which it has not expressly covenanted to do

(b)	for any failure to repair any part of the Building unless and until it has been notified of the disrepair and has not within a reasonable time remedied the failure

(c)	for any inconvenience occasioned by the failure or breakdown of any services or for any loss or damage occasioned thereby by negligence or default of the Landlords their Agents or employees in relation to any services or the fulfilment of the Landlord's obligations except insofar as this is covered by the insurance effected in accordance with Clause 4.2

5.	Provisos and Agreements

The Parties agree that:

5.1	Re-entry

5.1.1	If and whenever during the Term any event referred to in Clause 5.1.2 occurs the Landlord may enter the Premises (or any part of it) at any time thereafter even if a previous right of re-entry has been waived and upon that entry the Term will end (but without prejudice to any right of action which has accrued to either party for breach of any of the provisions of the Lease including in the case of the Landlord the breach under which the re-entry is made)

5.1.2	The events entitling the Landlord to re-enter under Clause 5.1.1 are any of the following:

(a)	the Annual Rent or any other Rent is unpaid in part or in whole for fourteen days after becoming due (whether formally demanded or not)

(b)	the Tenant at any time fails or neglects to perform any of its obligations in this Lease or in any document supplemental to this Lease

(c)	the Tenant or any Guarantor (being a Company)

(i)	has a receiver manager administrative receiver or provisional liquidator appointed or

(ii)	has a petition presented for its winding up by the Court

(iii)	resolves to go into liquidation (except a voluntary liquidation of a solvent company for the purposes of reconstruction) or

(iv)	has a petition presented for an Administration Order or

(v)	is struck off or dissolved or otherwise ceases to maintain its corporate existence

(d)	the Tenant or any Guarantor (being an individual or individuals)

(i)	proposes a voluntary arrangement under Part VII of the Insolvency Act 1986 or

(ii)	petitions the court for his or her own bankruptcy or

(iii)	is the subject of a bankruptcy order

(e)	the Tenant

(i)	makes or proposes an arrangement or composition with its creditors or

(ii)	suffers any distress or execution to be levied on the Premises or

(iii)	becomes unable to pay (or has no reasonable prospect of paying) its debts as and when they fall due

(f)	equivalent events to those referred to in this Clause are instituted or occur in relation to the Tenant or any Guarantor outside the United Kingdom

5.2	Suspension of Rent

5.2.1	If the Premises or any part are damaged or destroyed by any of the risks insured against by the Landlord so as to be unfit for occupation or use and the insurance is not vitiated or payment of the insurance moneys refused wholly or in part through any act neglect or default of the Tenant the Annual Rent or a fair proportion according to the nature and extent of the damage sustained will cease to be payable for the Loss of Rent period beginning on the date of damage or destruction or until the Premises are again fit for occupation or use by the Tenant whichever is the shorter period

5.2.2	The Landlord may extend the Loss of Rent Period for a period not exceeding six months by giving notice to the Tenant before it comes to an end specifying a date (the Extended Date) not later than six months after the end of the Loss of Rent Period by which it considers that the Premises will be so rebuilt or reinstated and notwithstanding that the loss of rent insurance effected by the Landlord may have been exhausted, the rent will continue to be suspended until which ever is the earlier of the date on which the reinstatement or rebuilding is completed and the Extended Date and any right to determine the Lease under clause 5.3 shall be postponed to the Extended Date

5.3	Termination where Reinstatement is prevented

5.3.1	If the Premises or the Building are so damaged or destroyed by any of the Insured Risks that they are substantially unfit for use and occupation or inaccessible for more than 12 months, and the Landlord does not wish to reinstate or rebuild them, the Landlord may determine this Lease by giving to the Tenant at any time within twelve months after such damage or destruction not less than six months' written notice.

5.3.2	If the Premises have not been rebuilt or reinstated so as to be ready for the Tenant to fit out by the end of the Loss of Rent Period either party may determine the Term by giving on or after the end of the Loss of Rent Period (but not after the Premises have been so rebuilt or reinstated) not less than one months notice in writing to the other to take effect not later than three months after the end of the Loss of Rent Period and thereupon this Lease shall determine

5.3.3	Any determination of the Lease under this Clause 5.3 is without prejudice to any claim by either party against the other for any prior breach of the provisions of this Lease and on any determination of the Lease all insurance monies (so far as unapplied) shall belong to the Landlord absolutely

5.4	Occupiers Liability

The Landlord shall not be responsible over and above its liability under the Occupiers Liability Acts 1957 and 1984 to the Tenant any undertenant or any person in the Premises with its or their consent (express or implied) for any accident happening or injury suffered or damage to or loss of any chattel or property sustained there

5.5	Adjoining Premises

5.5.1	Each of the Tenant's obligations under this Lease remains in full force (both at law and in equity) even if the Landlord has waived or released (temporarily or permanently revocably or irrevocably or in any other way) a similar obligation or obligations affecting other parts of the Building and/or adjoining or neighbouring premises belonging to the Landlord

5.5.2	Nothing in this Lease confers on the Tenant the benefit of or the right to enforce any covenant or agreement contained in any lease or other instrument relating to any other premises belonging to the Landlord or limits or affects the right of the Landlord to deal with those premises now or at any time in any manner which the Landlord thinks fit

5.5.3	The Landlord or the owners of any adjoining or neighbouring premises may deal with the Building or any of such premises as it or they think fit and may at any time carry out any works (whether of construction demolition repair or otherwise) on the remainder of the Building or those adjoining or neighbouring premises whether or not the light or air or any other right of amenity which may now or at any time during the Term be enjoyed by the Premises is affected or diminished but not so as to prevent use of the Premises for the purposes permitted by this Lease

5.5.4	The Tenant will not during the Term acquire or become entitled to any easement or right over any adjoining or neighbouring premises including the Building [(except those expressly set out in Schedule [1])] and any rights exercised over any adjoining or neighbouring premises will (apart from those rights expressly set out in Schedule 1) be regarded as being by virtue of a determinable licence from the Landlord

5.5.5	The Landlord may settle or compromise any claim made by a third party relating to any interference infringement or extinguishment of any rights of light or air or any other easement or right over any other premises on such terms as the Landlord in its discretion thinks fit without the approval of the Tenant and without being liable to the Tenant for any damages or compensation

5.6	Disputes

Any dispute between the Tenant or any occupier of the Premises and the occupiers of adjoining or neighbouring premises belonging to the Landlord (whether or not part of the Building) concerning any right or privilege in connection with the Premises or those adjoining or neighbouring premises or concerning any boundary structure or facility used in common shall be decided by the Landlord whose decision shall be binding on the Tenant

5.7	Notices

5.7.1	Any notice under this Lease shall be in writing

5.7.2	Any notice to the Tenant (if a corporation) may be served by leaving it addressed to the Tenant on the Premises or sending it by special delivery post to or leaving it at its registered or principal office in the United Kingdom

5.7.3	Any notice to the Tenant (if an individual or individuals) may be served by leaving it addressed to the Tenant on the Premises or by sending it by special delivery post to or leaving it addressed to the Tenant at his or their last known address in the United Kingdom
5.7.4	Any notice sent by special delivery post is deemed to have been duly served on the third day after the day of posting whenever and whether or not it was received

5.7.5	In proving service it will be sufficient to prove that the envelope containing the notice was duly addressed in accordance with this Clause 5.7 and left at or posted to the place to which it was so addressed

5.7.6	If the party to which the notice is addressed is more than one person notice given to any one person is notice to all

5.8	Representations

The Tenant acknowledges that it has not entered into this Lease in reliance wholly or partly on any representation or warranty made by or on behalf of the Landlord other than replies given by the Landlord's solicitors to pre-contract enquiries and any ancillary correspondence arising therefrom

5.9	Jurisdiction and proceedings

5.9.1	This Lease is governed by and is to be construed in all respects in accordance with the laws of England and Wales

5.9.2	Each of the parties submits to the non-exclusive jurisdiction of the Courts of England and Wales

5.9.3	The parties agree that any proceedings relating to the Lease are to be brought in the Courts of England and Wales and that any order of the Courts of England and Wales arising out of such proceedings is to be recognised and may be enforced in any court of foreign jurisdiction in the country or state in which any of the parties may be domiciled or resident or in which they hold assets

5.9.4	The Tenant and any guarantor of the Tenant waive any claim to immunity from proceedings or enforcement against any of its or their assets wherever they may be situated

5.10	Interpretation

In this Lease where the context allows:

5.10.1	the Landlord includes the person or persons for the time being entitled to the reversion immediately expectant upon the determination of the Term

5.10.2	the Tenant includes the person or persons in whom the Term is from time to time vested whether by assignment devolution in law or otherwise

5.10.3	where there are two or more persons included in the expression the Landlord the Tenant or the Guarantor for the time being such terms include the plural number and

(a)	obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

(b)	references to such party are to all such persons collectively and to each such person severally

5.10.4	words importing one gender include all other genders and words importing the singular include the plural and vice versa

5.10.5	the expression the Term means the term granted by this Lease and includes any period of holding over or extension or continuance whether by statute or common law

5.10.6	references to the last year of the Term include the last year of the Term if it determines otherwise than by effluxion of time and references to the end of the Term include any sooner determination of the Term

5.10.7	references to any right of the Landlord to have access to the Premises are to be construed as extending to all persons authorised by the Landlord (including agents professional advisers contractors workmen and others)

5.10.8	any covenant by the Tenant not to do an act or thing shall include an obligation not to permit or suffer such act or thing to be done and to use all reasonable endeavours to prevent such act or thing being done by a third party

5.10.9	references to the act neglect or default of the Tenant include the act neglect or default of any undertenant or occupier of the Premises or any person in the Premises or the Building with its or their consent (express or implied)

5.10.10	references to this Lease include any document supplemental or collateral to it or entered into pursuant to its terms

5.10.11	any reference to a specific statute includes any statutory extension amendment modification consolidation or re-enactment of that statute and any statutory instruments regulations rules orders or directions made thereunder and any general reference to statute or statutes includes any statutory instruments regulations rules orders or directions made thereunder and any directives or other legislation of the European Union that is directly applicable to the United Kingdom

5.10.12	the table of contents and clause headings do not form part of this Lease and are not to be taken into account in its construction or interpretation

5.10.13	the expression notice includes any writ or other originating process or document served or to be served in connection with Court proceedings

5.11	Non-severance

5.11.1	The provisions of this Lease are to be construed so as not to impose upon the Landlord the Tenant or any Guarantor any liability or restriction which is more onerous than that permitted by the 1995 Act and if any provision is held to be void or unenforceable in whole or in part that provision to that extent is to be deemed not to form part of this Lease but the validity and enforceability of the remainder of that provision or of the Lease is not to be affected

5.11.2	All the provisions of the Lease are to be construed independently so that if any individual provision is void or unenforceable it does not render void or unenforceable any of the other provisions of the Lease

5.12	Supplemental Agreements

5.12.1	Where under the provisions of this Lease the Landlord gives consent or licence or enters into any collateral or supplemental agreement with the Tenant (a Supplemental Agreement) the parties acknowledge that in so far as the Supplemental Agreement does not constitute a relevant variation for the purposes of Section 18 of the 1995 Act the Tenant must procure that any party who is a guarantor of the Tenant's obligations under the Lease and is a Connected Party (as defined in Clause 5.12.2) joins in the Supplemental Agreement and that where the Supplemental Agreement is a relevant variation for the purposes of Section 18 the Landlord may require that party to enter into the Supplemental Agreement as a condition of agreeing to it

5.12.2	A Connected Party is a party who (in the case of a Tenant which is a company) is a director shareholder or fellow Group Company of the Tenant or (in the case of a Tenant which comprises individuals carrying on business in partnership) is a partner in that partnership

5.13	Contracts (Rights of Third Parties) Act 1999

For the purposes of the Contracts (Rights of Third Parties) Act 1999 no one other than the parties to this Lease and their permitted assigns has the right to enforce the terms of this Lease

5.14	Determination

The Tenant may determine the Term by giving to the Landlord not less than six months notice in writing to take effect on the 6th anniversary of the Term Commencement Date subject to

5.14.1	the Tenant paying to the Landlord on giving the notice the sum of £109,623.75 together with VAT on that sum

5.14.2	the Tenant having paid the Rent up to the date of expiry of the notice

5.14.3	the Tenant yielding up the Premises with vacant possession

and the Tenant is to yield up the Premises at the date of expiry of the notice but without prejudice to any rights of action which either party has for breach of any of the provisions of this Lease

5.15	Exclusion of 1954 Act

5.15.1	The parties agree that the provisions of Sections 24 to 28 (inclusive) of the 1954 Act are excluded in relation to the tenancy created by this Lease

5.15.2	The parties confirm that

(a)	the Landlord as required by section 38A(3)(a) of the 1954 Act served a notice dated 8 February 2005 on the Tenant which applies to the tenancy created by this Lease

(b)	the notice referred to in clause 5.15.2(a) was served before the agreement for this Lease dated 10 February 2005 made between (1) the Landlord and (2) the Tenant was entered into and

(c)	Phillip Thune who was duly authorised by the Tenant to do so] made a statutory declaration dated 10 February 2005 in accordance with the requirements of section 38A(3)(b) of the 1954 Act

5.16	Exclusion of Rights to Compensation

Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the Premises any compensation under the 1954 Act

6.	Guarantor's Covenant

The Guarantor at the request of the Tenant and in consideration of [the grant of this Lease] covenants with the Landlord as primary obligor that:

6.1	Guarantee

6.1.1	The Tenant will at all times during the Term (and during any period following the end of the Term when the Tenant is in occupation or possession of the Premises) pay the Annual Rent and other sums payable under the Lease and will duly perform all its obligations in [this Lease]

6.1.2	The Guarantor will at all times on demand pay and make good to the Landlord on demand all losses claims demands actions proceedings liabilities costs charges and expenses suffered by the Landlord by the non-payment of the Annual Rent or other sums or any part or by any breach of any of the provisions of the Lease by the Tenant

6.2	Disclaimer and Forfeiture

In addition to the obligations in Clause 6.1 if [this Lease] is disclaimed or the Term ends by forfeiture under Clause 5.1:

6.2.1	the Guarantor (or such one or more of the Guarantors as the Landlord requires) will if so required by the Landlord within a period of three months following the disclaimer or forfeiture take from the Landlord a lease of the Premises (prepared and completed at the expense of the Guarantor) for a term commencing on and taking effect from the date of disclaimer or forfeiture equal to the residue of the Term remaining unexpired at the date of disclaimer or forfeiture reserving the same Rent and containing the same Landlord's and Tenant's covenants and the same provisos and conditions (including the proviso for re-entry) as those contained in [this Lease]

6.2.2	if the Landlord does not require the Guarantor to take a lease in accordance with Clause 6.2.1 the Guarantor will pay to the Landlord on demand an amount equal to the Annual Rent and other sums of a recurring nature which would have been payable under the Lease had it not been disclaimed or forfeit for the period commencing with the date of disclaimer or forfeiture and ending on the date six months after the date of disclaimer or forfeiture or (if earlier) the date on which the Premises are re-let

6.3	Further Agreements

The Guarantor acknowledges that in the case of any Supplemental Agreement entered into between the Landlord and the Tenant (whether or not this constitutes a relevant variation for the purposes of Section 18 of the 1995 Act) where the Guarantor is a Connected Party the Landlord may require the Guarantor to be joined as party and the Guarantor agrees to enter into that documentation recording those arrangements in such form as the Landlord may properly require

6.4	No release of liability

The obligations of the Guarantor will continue to apply and will not be affected or released in whole or in part even if:

6.4.1	the Landlord grants any time or indulgence to the Tenant or fails to enforce payment of the Rent or other sums due under [this Lease] or to enforce performance of the provisions of the Lease

6.4.2	any of the terms of [this Lease] or the rights of the Landlord against the Tenant are varied waived released or modified without the consent of the Guarantor

6.4.3	the liability of the Tenant or any other guarantor or other person is compounded discharged released waived or modified

6.4.4	the Tenant (if an individual) dies or (if a company) is dissolved

6.4.5	the Landlord refuses to accept Rent from the Tenant following a breach of covenant by the Tenant

6.4.6	part of the Premises is surrendered except that the Guarantor will have no liability in relation to the surrendered part (except in so far as the Tenant has such liability) for any period following the date of surrender

6.5	Landlord's prior claim

The Guarantor acknowledges that:

6.5.1	it waives any right it may have of first requiring the Landlord to proceed against or claim payment from the Tenant or any other person and subordinates any claim which it may have against the Tenant or any other person (whether now or in the future and whether in relation to payments made under this Clause 6 or otherwise) to any claims by the Landlord under [this Lease]

6.5.2	it is not entitled to participate in any security held by the Landlord relating to the Tenant's obligations to the Landlord under [this Lease] or to stand in the place of the Landlord in relation to any such security until all the obligations of the Tenant or the Guarantor to the Landlord under [this Lease] have been performed or discharged

6.5.3	its obligations to the Landlord as primary obligor are not affected by any legal limitation immunity disability incapacity or other circumstances relating to the Tenant (whether or not known to the Landlord) and this guarantee is not discharged nor the Guarantor's liability affected by the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant

THIS LEASE has been executed as a Deed but does not take effect until the day on which it has been dated

Schedule 1

Part 1

The Premises

1.	The Premises include:

1.1	the internal plaster tile and other surface finishes and internal plaster work of (i) the external or structural walls in or bounding the Premises and (ii) all load bearing columns

1.2	doors door frames and door furniture

1.3	the internal non structural walls and partitions other than those bounding the Premises

1.4	the ceilings (including suspended ceilings) plastered coverings or other surface finishes of the Premises up to the underside of the joists floor slab or other structures to which ceilings are fixed

1.5	the floorboards or other surfaces of the floors (including any raised floor system) down to the upper surface of the screed (if any) and the joists floor slab or structures to which the floors are fixed

1.6	any staircase lying within the boundaries of the Premises

1.7	all Conduits which are situated in and serve the Premises exclusively

1.8	all gas electrical and water and sanitary apparatus serving or belonging exclusively to the Premises and all other fixtures and fittings in the Premises (other than tenants fixtures and fittings) not excluded by Paragraph 2

1.9	all parts of the heating [and air handling] system within the boundaries of the Premises and exclusively serving the Premises

2.	The Premises do not include:

2.1	any part of the Building (other than any matters expressly included by Paragraph 1) lying above the underside of the joists floor slab or structures to which the ceilings are fixed or below the upper surfaces of the joists floor slab or structures to which the floors are fixed

2.2	any of the main timbers and joists and other load bearing parts of the Building or any of the external or structural walls or load bearing columns in the Building except those surface finishes and coverings staircases windows and doors expressly included by Paragraph 1

2.3	any Conduits in the Building which do not serve the Premises exclusively

3.	It is agreed that:

3.1	Any internal non structural walls separating the Premises from the remainder of the Building are party walls severed vertically

3.2	The glass in windows and doors which are included in the Premises forms part of the Premises but not the windows and window frames

Part 2

Rights granted to the Tenant

1.	The right of free passage and running of water soil gas electricity telecommunications and other services from and to the Premises by and through the Conduits now constructed for such purpose in or under or upon the remainder of the Building or any adjoining or neighbouring premises belonging to the Landlord such right to be so far as necessary for the enjoyment of the Premises and in common with the Landlord and all others so authorised by the Landlord and all others entitled thereto

2.	The right for the Tenant and those lawfully authorised by it at all times in common with the Landlord and all others so authorised by the Landlord and with other tenants of Letting Units to use:

2.1	such of the Common Parts as are necessary to obtain access to and egress from the Premises

2.2	such of the male and female lavatories and water closets of the Building as may from time to time be allocated by the Landlord for the use of the Tenant (whether or not in common provided that any use by the Tenant outside the Service Hours is subject to the Tenant paying any sums due under clause 3.2.3

3.	The right of support and protection from the remainder of the Building to the extent the same provides support and protection to the Premises

4.	So far as the Landlord is able to grant this right to enter the Common Parts or any other Letting Unit so far as is reasonably necessary to carry out any works to the Premises required or permitted by this Lease causing as little damage as possible thereto and making good any damage so caused to the satisfaction of the Landlord

5.	The right to display signs on and within the Building in accordance with the provisions of Clause 3.16

Part 3

Rights reserved to the Landlord

Excepting and reserving to the Landlord and the persons deriving title under it:

1.	The free passage of water soil gas electricity telecommunications and other services from the remainder of the Building and any adjoining or neighbouring premises through the Conduits constructed for such purpose now or at any time running through or under the Premises

2.	The right at all reasonable times to enter the Premises for the purposes set out in paragraph 2.1 subject to the conditions set out in paragraph 2.2

2.1	The right of entry is for any of the following purposes:

2.1.1	inspecting cleansing repairing or altering the remainder of the Building or any adjoining or neighbouring premises

2.1.2	inspecting laying connecting cleansing repairing altering or improving any Conduits in the Premises or the remainder of the Building and any adjoining or neighbouring premises

2.1.3	constructing any building or structure on any other part of the Building and/or any adjoining or neighbouring premises

2.1.4	performing the obligations or exercising the rights of the Landlord in this Lease or the Lease of any other part of the Building

2.2	The Landlord or other persons entering is to give reasonable previous notice (except in emergency when no notice is required) exercise such rights in a reasonable manner and make good all damage to the Premises

3.	The right at any time to build on rebuild or alter any parts of the remainder of the Building or any adjoining or neighbouring premises according to such plans (whether as to height extent or otherwise) and in such manner as the Landlord decides even though this may interfere with the amenity of or access to the Premises or the access of light or air to the Premises but not so as to prevent use of the Premises by the Tenant for the use permitted by this Lease

4.	The right to use the remainder of the Building or any adjoining or neighbouring premises for any purpose whatsoever and without imposing upon the Building or any adjoining or neighbouring premises any restrictions or conditions similar to those imposed upon the Tenant

5.	The right to erect scaffolding for the purpose of repairing maintaining cleansing or altering the Building or any adjoining or neighbouring premises even though this may temporarily interfere with the access to or the use and enjoyment of the Premises

6.	All rights of light air support protection and shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by any parts of the Building or any adjoining or neighbouring premises (but without prejudice to those expressly granted to the Tenant in Part 1 of this Schedule)

Part 4

Matters subject to which the Lease is granted

Date	Document	Parties

17.04.1907	Agreement re boundary and party wall	(1) The London Edinburgh & Glasgow Assurance Company Limited (2) The Rt Hon Baron Southampton

10.04.1908	Agreement to consent	(1) The Metropolitan Borough Council of St Pancreas (2) The London Edinburgh & Glasgow Assurance Company Limited

29.08.1919	Conveyance	(1) The Rt Hon Charles Henry 4th Baron of Southampton (2) Walter Gamon Evans

17.03.1924	Agreement	(1) The Rt Hon Charles Henry Baron Southampton
(2) Ernest Charles Langley and Alfred Langley
(3) Langley & Sons Limited
(4) John Arthur Jefferson, John Henry Keene, James Sutcliffe Proctor and Albert Henry Dawes

Date	Document	Parties

07.01.1931	Agreement	(1) John Arthur Jefferson, Albert Henry Dawes, George Tilley and James Wilcock Holgate (2) William Edwards, John Kennett Wiseman and Sir Frederick James Roll Baronet

07.01.1931	Agreement	(1) The Trustees of the National Amalgamated Approved Society (2) John Arthur Jefferson, Albert Henry Dawes, George Tilley and James Wilcock Holgate

11.08.1931	Agreement to consent	(1) The Metropolitan Borough Council of St Pancreas (2) The National Amalgamated Approved Society

26.08.1931	Party Wall Award	(1) The National Amalgamated Approved Society (2) Madam Sabatier

26.08.1931	Party Wall Award	(1) The National Amalgamated Approved Society (2) Besson & Co

01.10.1931	Consent	(1) St Pancras Borough Council (2) The National Amalgamated Approved Society

23.11.1946	Deed of Grant	(1) The London Midland & Scottish Railway Company (2) The National Amalgamated Approved Society

25.07.1955	Transfer	(1) The Minister of Works (2) William Robert Gerrard and William Sidney Dytor

07.04.1956	Letter	(1) London County Council (2) The Treasury Solicitor

11.02.1958	Licence	(1) The Minister of Works (2) The London Electricity Board

29.05.1969	Party Wall Award	(1) Minister of Public Building and Works (2) Cambridge University Press

23.11.2004	Official copy of register entries	Title number 274623

Schedule 2
Service Charge
Part 1
1.	Calculation of Service Charge

1.1	The amount of the Service Charge is to be ascertained and certified annually by a certificate (the Certificate) signed by or on behalf of the Landlord or by its surveyors or accountants as soon after the end of the Financial Year as may be practicable

1.2	The expression Financial Year means the period from l April to 31 March (both days inclusive) or such other annual period as the Landlord in its discretion from time to time determines as being that for which the accounts of the Landlord either generally or relating to the Building are made up

1.3	A copy of the Certificate for each such Financial Year is to be supplied by the Landlord to the Tenant

1.4	The Certificate is to contain a fair summary of the Expenses during the Financial Year to which it relates and the Certificate (or a duly certified copy) will be conclusive evidence of the matters which it purports to certify other than as regards manifest errors

1.5	For the purpose of this Schedule the expression Expenses means the total costs fees expenses and outgoings properly and reasonably incurred by the Landlord relating to the matters referred to in Part 2 of this Schedule and may include such provision (if any) for future expenditure in relation to any of the items referred to in Part 2 as the Landlord in its discretion considers appropriate subject to paragraph 2 and Part 3 of this Schedule

1.6	Provided always that:

1.6.1	the Service Charge is to be duly apportioned for the period from the Term Commencement Date to the ensuing 31st March

1.6.2	any omission by the Landlord to include in the Expenses or the Certificate for any Financial Year a sum expended or a liability incurred in that year shall not prevent the Landlord from including such sum or the amount of such liability in the Expenses or the Certificate in any subsequent Financial Year

1.6.3	the provisions of this Schedule will continue to apply notwithstanding the end of the Term but only for the period expiring at the end of the Term

2.	Provision for Future Expenditure

Any provision for future expenditure shall be at the Landlord's discretion and as the Landlord acting reasonably shall deem appropriate and may be implemented

2.1	so as to spread unusually large or non recurring expenditure over a number of Financial Years and/or

2.2	so as to build up and maintain a reserve fund for the renewal and replacement of apparatus machinery or equipment or for work of a periodic nature (the Reserve Fund) but where a Reserve Fund is established this is to be subject to the provisions of Part 3 of this Schedule (the Reserve Fund)

3.	Tenant's share of Service Charge

3.1	Subject to paragraph 6 of this part of this Schedule the amount of Service Charge payable by the Tenant shall be such fair and reasonable proportion as the Landlord shall determine (the Landlord acting reasonably) which would provide a full recovery of the Expenses if all other occupiers in the Building (including the Landlord in relation to any unlet Letting Unit) were also to contribute a fair and reasonable proportion of the Expenses

3.2	Provided always that the Landlord is entitled from time to time by notice in writing to the Tenant to vary the share of Service Charge payable in relation to the Expenses as a whole or any item referred to in Part 2 of this Schedule having regard to:

3.2.1	the number of Letting Units comprised in the Building

3.2.2	the relative areas comprised in the Letting Units in the Building

3.2.3	the extent to which the Services referred to in Part 2 of this Schedule are supplied to the various Letting Units in the Building

3.3	But so that no variation must result in the Landlord being able to recover in aggregate more than 100% of the Expenses

4.	Advance Payment

4.1	Subject to paragraph 6 of this part of this Schedule the Tenant must pay to the Landlord a reasonable sum to be notified by the Landlord on account of the Service Charge for the period to 31 March next by quarterly instalments on the Rent Payment Days the first payment being made on the date of this Lease

4.2	Thereafter the Tenant must pay such sum (the Advance Payment) on account of the Service Charge for each subsequent Financial Year as the Landlord from time to time acting reasonably specifies to be fair and reasonable

4.3	The advance payment must be paid to the Landlord in advance by equal quarterly instalments on the Rent Payment Days

5.	Balancing Payment

5.1	As soon as practicable after the end of each Financial Year the Landlord must give to the Tenant a statement of the Service Charge payable by the Tenant for that year together with a copy of the Certificate due credit being given in such statement for the Advance Payment made by the Tenant and the Tenant must within 14 days pay to the Landlord the Service Charge or any balance found payable or there shall be allowed by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of Advance Payment as the case may require

6.	Service Charge Cap

6.1	For the period expiring on 31 March 2010 the Service Charge shall not exceed the sum of £114,328.50 (apportioned as appropriate where the Financial Year is less than 12 months), subject to increase in accordance with the Retail Price Index as provided in paragraph 6.2

6.2	The Service Charge limit referred to in paragraph 6.1 shall be increased on 1 April 2006 and each anniversary thereof until (and including) 1 April 2009 to such greater sum which results in each Financial Year from the following calculation:-

114,328.50 x RPI2
RPI1

where	RPI1 is the Retail Prices Index published in the month of April 2005 and

RPI2 is the amount of the Retail Prices Index published in the month of April following the end of each Financial Year in relation to which the Expenses are calculated

6.3	In this paragraph "Retail Prices Index" means the All Items Retail Price Index published by the Office for National Statistics contained in the Monthly Digest of Statistics (or contained in any official publication substituted therefore or such other index as may from time be published in substitution therefore)

6.4	If the Retail Prices Index ceases to be published or its basis changes or if for any reason it is impossible or impracticable to implement the provisions of this paragraph there will be substituted such other provisions for calculating the increase in the maximum amount of service charge (being as equivalent as practicable to the provisions of paragraph 6 as are agreed or in default of agreement are determined by an arbitrator appointed by the President for the time being of the Royal Institution of Chartered Surveyors

Part 2

Expenses

1.	The maintenance repair renewal replacement rebuilding redecoration cleaning and (where appropriate) lighting and heating of the Retained Property

2.	The provision maintenance repair and replacement of all receptacles tools appliances materials and other things which the Landlord reasonably considers necessary or desirable for the general management security maintenance upkeep or cleanliness of the Building

3.	The provision maintenance repair and replacement of all street furniture planting landscaping architectural features furniture signs notices tenant's name boards fixtures fittings and furnishings in the Retained Property the Common Parts]which the Landlord in its discretion considers appropriate

4.	The cost of providing inspecting servicing maintaining repairing altering overhauling and replacing any lifts space heating water heating or air handling equipment generators all electrical and mechanical equipment and other apparatus plant and machinery in the Building

5.	The provision of hot and cold water and supply of necessary washing and toilet requisites in the lavatory accommodation in the Building

6.	The supply of heating and air handling to the Building to such temperatures as the Landlord may from time to time consider adequate

7.	The cost of supply of all electricity gas oil fuel or other power for all purposes in connection with the Retained Property and the provision of services referred to in this part of the Schedule

8.	All refuse disposal costs relating to the Building not the responsibility of an individual Tenant

9.	The cost of insuring the Building including:

9.1	insurance effected in accordance with Clause 4.2 of this Lease (where this is not recovered directly from an individual tenant) together with any insurance effected against loss of Service Charge

9.2	insurance effected in relation to any fixtures fittings furnishings machinery or equipment in the Retained Property

9.3	the cost of obtaining or carrying out valuations or revaluations of the Building for insurance purposes but not more frequently than once every year

10.	Any general or business rates or water rates taxes duties outgoings and impositions imposed or payable on or relating to the Building which are not the liability of any individual Tenant

11.	The provision of staff (whether or not such staff are engaged directly by the Landlord or by any managing agent) in connection with the provision of services to the Building including (but without limitation):

11.1	wages national insurance pension contributions compensation payments uniform working clothes and expenses wholly and exclusively incurred in connection with the provision of such staff and

11.2	all costs incurred in connection with the provision of accommodation including

11.2.1	notional rent

11.2.2	insurance general and business rates and water rates

11.2.3	electricity heating lighting and telephone costs

11.3	the cost or notional rent applicable to any car parking spaces (whether inside or outside the Building) provided for such staff

12.	All costs relating to the safety and security of the Building both as regards property and buildings and persons using or visiting the Building together with the provision maintenance repair and replacement cleaning of any equipment provided for that purpose (including without prejudice to the generality of the foregoing):

12.1	staff costs of the type referred to in paragraph 11

12.2	any television cameras monitors and recording equipment automatic door entry or other security systems

12.3	any burglar alarm systems

12.4	any fire escapes fire fighting equipment fire and smoke detection and alarm systems

12.5	any barriers or posts (whether or not these are collapsible) and any speed restriction controls including (without limitation) speed restriction ramps

13.	All costs incurred in connection with compliance with all requirements relating to health and safety including without limitation:

13.1	the assessment of any risk to the health and safety of any persons in the Building or who may be affected by its use and occupation
13.2	the establishment of procedures to monitor the control of such risks

14.	The amount which the Landlord shall properly be required to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleaning anything used by the Building in common with other adjoining or neighbouring premises including Conduits roads ways pavements walls fences and structures

15.	Any expenses incurred by the Landlord in or in connection with complying with the provisions of any statute in force or now or at any time during the Term affecting the Building

16.	Any other costs and expenses (including those of consultants and advisers) properly incurred by the Landlord and / or its managing agents in connection with the general supervision management upkeep and maintenance of the Building whether or not specifically mentioned in this part of this Schedule

17.	VAT chargeable on any of the Expenses to the extent that this is not otherwise recoverable by the Landlord

18.	The proper fees and expenses of the Landlord's managing agents or other professional advisors incurred in connection with the management of the Building and the matters referred to in this Schedule not recoverable from any individual tenant or (where the Landlord does not retain managing agents for the Building) a sum equal to 10% of the Expenses other than this paragraph

Part 3

Reserve Fund

The following provisions apply to sums recovered by the Landlord from the Tenant under paragraph 1 of Part 1 of this Schedule and paid into a Reserve Fund relating to anticipated future Expenses:-

1.	The annual sum recovered and paid into the Reserve Fund shall be the proper and reasonable proportion attributable to the Premises of the annual amount (determined by the Landlord acting reasonably) required to cover the cost of renewing and replacing the items in question at prices current in the Financial Year in respect of which the recovery is made spread over the period which the Landlord reasonably considers to be the expected life of such items (whether or not extending beyond the Term)

2.	The Tenant shall pay a fair and reasonable proportion attributable to the Premises of the annual amount (determined by the Landlord acting reasonably) required to build up and maintain the Reserve Fund

3.	All such sums shall be kept in an interest bearing account and used by the Landlord in discharging the Landlord's obligations under clause 4.4

4.	If at the date of renewal and replacement of the items for which provision is being made such sums are inadequate to cover the cost any shortfall may be included in the Expenses

5.	The Tenant is not entitled to repayment of any payment made into the Reserve Fund on an assignment or parting with the Tenant's interest in the Premises or at the end of the Term

6.	If the Landlord sells or otherwise parts with its interest in the Building the Reserve Fund and any interest (net of tax) accrued thereon shall on completion be handed to the Purchaser or other party acquiring the Landlord's interest in the Building

Executed as a Deed by COMMERCIAL	)
UNION LIFE ASSURANCE COMPANY	)
LIMITED but not delivered until the date	)
inserted above and signed by two	)
authorised signatories of that Company:-)

Authorised Signatory

Authorised Signatory

Executed as a Deed by ESPOTTING	)
MEDIA (UK) LIMITED [acting by two	)
Directors or a Director and its	)
Secretary] [by the affixing of its Common	)
Seal in the presence of:-]	)

Director

Director/Secretary